BY-LAWS

OF

PUNCHFLIX, Inc.

Incorporated September 10, 2018, under the laws of the State of Delaware

PunchFlix started with the inception phase in October 2017

ARTICLE I – OFFICES

The registered office of the corporation shall be at:

PunchFlix, Inc.

11705 Willake St.,

Santa Fe Springs, California 90670

The registered agent in charge thereof shall be:

 A Registered Agent, Inc.

1521 Concord Pike STE 303

Wilmington, DE 19803

ARTICLE II -- STOCKHOLDERS' MEETINGS

SECTION 1. Annual Meeting: The annual meeting of the stockholders shall begin each year if not a legal holiday, and if a legal holiday. If the annual meeting for election of directors is not held on the date designated therefore, the directors shall cause the meeting to be held as soon thereafter as convenient. The stockholders meeting shall only be held if there is pertinent business before them, this is the discretion of the board.

SECTION 2: Special Meetings: Special meeting of the shareholders may be called at any time by the president. Such meeting shall be held not less than ten, nor more than thirty days.

SECTION 3: Place of Meetings: All meetings of the stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without Delaware, as may be selected from time to time by the Board of Directors.

SECTION 4. Notice of Meetings: Notice of any meeting, stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, the President, and or Chief Executive Officer.

SECTION 5: Adjourned Meetings: If a meeting is adjourned to another time or place, notice needs be given of the adjourned meeting if such announcement is made at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 6: Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy at any annual or special meeting of shareholders, shall constitute a quorum. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7: Voting Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

SECTION 8:  List of Stockholders: The secretary or other officers who has charge of the stock ledger of the corporation shall prepare and make available before every meeting of the stockholder, a complete list of the stockholders entitled to vote at the meeting.

ARTICLE III – DIRECTORS

SECTION 1. GENERAL POWER: The business and affairs of this corporation shall be managed by the Chief Executive Officer. The board member currently one, and may expand to seven over the next five years. The directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his or her successor shall be elected and shall qualify or until his or her earlier resignation or removal. All directors must be approved by the majority of stockholders.

SECTION 2. Regular Meetings: Regular meetings of the Board shall be, at least held quarterly, at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

SECTION 3. Special Meetings: Special Meetings of the Board may be called by the Chairman on 2 days’ notice to each director, either personally or by mail, fax or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors in office.

SECTION 4. Quorum: A majority of the total number of directors shall constitute a quorum for the transaction of business.

SECTION 5. Election of Directors: Elections of the directors of the corporation shall be by written ballot. Such slate shall be approved by the majority of the shareholders.

SECTION 6. Conference Telephone: One or more directors may participate in a meeting of the Board, or a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

SECTION 7. Compensation: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 8. Removal: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

ARTICLE IV – OFFICERS

SECTION 1. The executive officers of the corporation shall be chosen by the directors and shall be a Chairman, President, Secretary and Chief Financial Officer. The Board of Directors may also choose a one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

SECTION 2. Salaries: Salaries of all officers of the corporation shall be fixed by the Board of Directors.

SECTION 3. Term of Office: The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

SECTION 4. Chairman: The Chairman shall preside at all meetings of the stockholders and directors; he shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairman, to any other officer or officers of the corporation. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He or she shall be EX- OFFICIO a member of all committees.

SECTION 5. President: The President shall attend all sessions of the Board. The President shall be the Chief Executive Officer of the corporation; he or she shall have general and active management of the business of the corporation, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation.

SECTION 6. Secretary: The Secretary shall attend all sessions of the Board and all meetings at the stockholders and act as clerk thereof and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose and shall perform like duties for all committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he or she shall be. He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

SECTION 7. Chief Financial Officer: The Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep the moneys of the corporation in separate account to the credit of the corporation. He or she shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

ARTICLE V– VACANCIES

SECTION 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although not less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of stockholder, may call a special meeting of stockholders in accordance with the provisions of these By- Laws.

SECTION 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

ARTICLE VI -- CORPORATE RECORDS

SECTION 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.

The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

ARTICLE VII -- STOCK CERTIFICATES & DIVIDENDS

SECTION 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President. Stock Certificates will be assigned electronically.

SECTION 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

SECTION 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, 'theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or the express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stock- holders shall be at the close of business on the day next preceding the day on which notice is given, --or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTIOB 5. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the statute and the Certificate of Incorporation.

SECTION 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VIII -- MISCELLANEOUS PROVISIONS

SECTION 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

SECTION 2. Fiscal Year: The fiscal year of the corporation shall begin on the first day of October and end on the last day of September in each year.

SECTION 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, by fax, or by telegram, charges prepaid, to his or her address appearing on the books of the corporation or supplied by him or her to the corporation for the purpose of notice. If the notice is sent by mail, fax or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, faxed or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

SECTION 4. Waiver of Notice: Whenever any written notice is required by statute, or by the Certificate or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him or her, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his or her future compensation payments until the amount owed to the corporation has been recovered.

SECTION 6. Resignations: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

SECTION 7. Corporate Seal: The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words:  Corporate Seal, State of Delaware or something similar that properly represents the corporation.

ARTICLE IX -- ANNUAL STATEMENT

SECTION 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

ARTICLE X -- AMENDMENTS

SECTION 1. These By-Laws may be altered or repealed, and new by-laws made, by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.